UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2019

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 9, 2019, FARO Technologies, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Dr. Simon Raab, setting forth the terms of Dr. Raab’s retirement as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. Dr. Raab will continue as the Company’s President and Chief Executive Officer and will remain on the Board of Directors until his successor is appointed. The Letter Agreement provides for the following compensation arrangements with Dr. Raab as an incentive to retain his services through the transition period:

•	Base salary - Dr. Raab’s base salary of $775,000 will continue until his retirement date.

•
Short-term incentive plan - Dr. Raab will be eligible to participate in the Company’s short-term incentive plan for 2019 with a target payout of 100% of his base salary conditioned upon the Company’s achievement of the 2019 financial targets approved by the Company’s Compensation Committee. In the event Dr. Raab’s retirement occurs prior to the end of 2019, he will be eligible to receive this incentive without pro ration. The payout to Dr. Raab under the Company’s short-term incentive plan could range from 0% to 200% of his base salary depending upon the Company’s achievement of its 2019 financial targets.

•
Long-term incentives - In lieu of an annual grant of stock options and in consideration for Dr. Raab’s commitment to provide transition assistance to his successor for a period of six months following his retirement date, on January 9, 2019, Dr. Raab received a grant of 24,606 restricted stock units, which will vest six months following his retirement date. In addition, all of Dr. Raab’s outstanding unvested stock options will fully vest as of his retirement date, and he will be permitted to exercise such options over the full term of each option grant.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
On January 10, 2019, the Company issued a press release announcing Dr. Raab’s plan to retire as the Company’s President and Chief Executive Officer and as a member of the Board of Directors and announcing that the Company’s Board of Directors has commenced a search process to identify his successor. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter agreement between FARO Technologies, Inc. and Dr. Simon Raab dated January 9, 2019
99.1	Press release dated January 10, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

January 10, 2019	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary